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                                                               Exhibit 99.23a(v)

                          LORD ABBETT SECURITIES TRUST

                                  AMENDMENT TO
                              DECLARATION OF TRUST

     The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware Business Trust (the "Trust"), organized pursuant to a declaration of trust dated February 26, 1996 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, (i) a new class of share for the Series of the Trust named Micro-Cap Value Fund, to be designated the Class A shares of such Series, and (ii) a new class of shares for the Series of the Trust named the Micro-Cap Growth Fund, to be designated the Class A shares of such Series. Any variations between the new classes and such other classes of the Trust as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

     This instrument shall constitute an amendment to the Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 9th day of March, 2000.


/s/ROBERT S. DOW                            /s/ WILLIAM H. T. BUSH
---------------------------                 ---------------------------
Robert S. Dow                               William W. T. Bush


/s/ ROBERT B. CALHOUN
---------------------------                 ---------------------------
Robert B. Calhoun                           C. Alan MacDonald


/s/ E. THAYER BIGELOW                       /s/ HANSEL B. MILLICAN, JR.
---------------------------                 ---------------------------
E. Thayer Bigelow                           Hansel B. Millican, Jr.


/s/ THOMAS J. NEFF                          /s/ STEWART S. DIXON
---------------------------                 ---------------------------
Thomas J. Neff                              Stewart S. Dixon


/s/ JOHN C. JANSING
---------------------------
John C. Jansing

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                          LORD ABBETT SECURITIES TRUST

                       AMENDMENT TO DECLARATION OF TRUST

          The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration of Trust dated February 26, 1993 (the "Declaration"), do hereby:

(a) amend the Declaration, pursuant to Section 8.2 of the Declaration, by (i) changing the legal name for the existing Lord Abbett Growth and Income Trust of the Trust to the Lord Abbett Growth and Income Fund," its Class A, B, and C shares now being Class A, B, and C shares of the Lord Abbett Growth and Income Fund; (ii) changing the legal name for the existing Lord Abbett International Series of the Trust to the "Lord Abbett International Fund," its Class A, B, C, and Y shares now being Class A, B, C, and Y shares of the Lord Abbett International Fund; (iii) changing the legal name for the existing Lord Abbett World Bond-Debenture Series of the Trust to the "Lord Abbett World Bond-Debenture Fund," its Class A, B, C, and Y shares now being Class A, B, C, and Y shares of the Lord Abbett World Bond-Debenture Fund; and (iv) changing the legal name for the existing Lord Abbett Alpha Series of the Trust to the "Lord Abbett Alpha Fund," its Class A, B, and C shares now being Class A, B, and C shares of the Lord Abbett Alpha Fund.

(b) establish, pursuant to Section 5.3 of the Declaration, three new series of the Trust to be designated as the Lord Abbett Large-Cap International Fund, the Lord Abbett Micro-Cap Value Fund, and the Lord Abbett Micro-Cap Growth Fund, respectively. The classes of shares for the Lord Abbett Large-Cap International Fund shall be designated as Class A, B, C, P and Y. The class of shares for the Lord Abbett Micro-Cap Value Fund shall be designated as Class P and Y. The class of shares for the Lord Abbett Micro-Cap Growth Fund shall be designated as Class P and Y. Any variations between the respective classes of the Lord Abbett Large-Cap International Fund, the Lord Abbett Micro-Cap Value Fund, of the Lord Abbett Micro-Cap Growth Fund as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

(c) establish, pursuant to Section 5.3 of the Declaration, (i) a new class of shares for the Lord Abbett Growth and Income Fund (formerly the Lord Abbett Growth and Income Trust) of the Trust, to be designated the Class P shares of the Lord Abbett Growth and

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     Income Fund; (ii) ) a new class of shares for the Lord Abbett International
     Fund (formerly the Lord Abbett International Series) of the Trust, to be designated the Class P shares of the Lord Abbett International Fund; (iii) a new class of shares for the Lord Abbett World Bond-Debenture Fund (formerly the Lord Abbett World Bond-Debenture Series) of the Trust, to be designated the Class P shares of the Lord Abbett World Bond-Debenture Fund; and (iv) a new class of shares for the Lord Abbett Alpha Fund (formerly the Lord Abbett Alpha Series) of the Trust, to be designated the Class P shares of the Lord Abbett Alpha Fund. Any variations between the respective classes of the Lord Abbett Growth and Income Fund or the Lord Abbett International Fund as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

          This instrument shall constitute an amendment to the Declaration.

          IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of January, 1999.


/s/ ROBERT S. DOW                          /s/ JOHN C. JANSING
-----------------                          -------------------
Robert S. Dow                              John C. Jansing

/s/ C. ALAN MACDONALD                      /s/ HANSEL B. MILLICAN, JR.
---------------------                      ---------------------------
C. Alan MacDonald                          Hansel B. Millican, Jr.

/s/ E. THAYER BIGELOW                      /s/ THOMAS J. NEFF
---------------------                      ------------------
E. Thayer Bigelow                          Thomas J. Neff

/s/ STEWART S. DIXON                       /s/ WILLIAM H.T. BUSH
--------------------                       ---------------------
Stewart S. Dixon                           William H.T. Bush

/s/ ROBERT B. CALHOUN

Robert B. Calhoun